 As filed with the Securities and Exchange Commission on February 13, 1998
                                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                           COMMUNITY BANCSHARES, INC.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         North Carolina                                     56-1693841
-----------------------------                     -----------------------------
 (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                     Identification Number)

                            1600 Curtis Bridge Road
                        Wilkesboro, North Carolina 28697
                   ------------------------------------------
                    (Address of principal executive offices)

               COMMUNITY BANCSHARES, INC. 1993 STOCK OPTION PLAN
               -------------------------------------------------
                            (Full Title of the Plan)

                              Ronald S. Shoemaker
                            1600 Curtis Bridge Road
                        Wilkesboro, North Carolina 28697
                                 (910) 838-4100

                         ------------------------------

                 (Name, address and telephone number, including
                        area code, of agent for service)

                         ------------------------------

                              Copies Requested to:

                            Robert T. Molinet, Esq.
                         Smith, Gambrell & Russell, LLP
                            Suite 3100, Promenade II
                             1230 Peachtree Street,
                                      N.E.
                             Atlanta, Georgia 30309
                                 (404) 815-3500
                         ------------------------------

                                                    CALCULATION OF REGISTRATION FEE

=============================================================================================================================

         Title of                  Amount                  Proposed                  Proposed                 Amount of
     Securities to be               to be              Maximum Offering          Maximum Aggregate           Registration
        Registered               Registered          Price Per Share (1)        Offering Price (1)               Fee
-----------------------------------------------------------------------------------------------------------------------------
Options and                        400,000                  $7.77                   $3,108,000                 $916.86
underlying shares of               Shares
Common Stock
=============================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the book value of the Common Stock on December 31, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by Community Bancshares, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

         (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

         (b) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

         (c) the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997;

         (d) the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997; and

         (e) the Company's Registration Statement on Form 8-A, as declared effective by the Securities and Exchange Commission on June 30, 1997, to register the Company's Common Stock, $3.00 par value, under Section 12(g) of the Securities and Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock.

Item 4.  Description of Securities.

         No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.

         No response is required to this item.

Item 6.  Indemnification of Officers and Directors.

         As provided under North Carolina law, Article XIV of the Company's Articles of Incorporation provides that a Director shall not be personally liable to the Company or its shareholders for monetary damages, for breach of the duty of care or any other fiduciary duty owed to the Company as a Director, except that such provisions shall not eliminate or limit the liability of a Director with respect to (a) acts or omissions not made in good faith that the Director at the time of such breach knew or believed were in conflict with the best interests of the Company, (b) any liability under Section 55-8-33 of the North Carolina Business Corporation Act, or (c) any transaction from which the Director received an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of Directors, the liability of each Director of the Company shall be eliminated or limited to the fullest extent permitted by applicable law. These provisions apply to claims against officers, employees, and agents of the Company as well as Directors.

         Article IX of the Company's Bylaws provides that the Company shall indemnify a Director to the extent that a Director has been wholly successful in the defense of any proceeding to which he or she was a party or in defense of any claim, issue or matter therein because he or she is or was a Director of the Company, against reasonable expenses incurred by him or her in connection with the proceeding.

         The Company's Bylaws also provide that the Company may indemnify any Director, officer, employee or agent made a party to a proceeding because he or she is or was a Director, officer, employee or agent against liability incurred in the proceeding if (i) he or she conducted himself or herself in good faith;
(ii) he or she reasonably believed, in the case of conduct in his or her official capacity with the Company, that such conduct was in the best interests of the Company, and in all other cases, that such conduct was at least not opposed to the best interests of the Company; and (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe such conduct was unlawful.

         Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) a majority of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding; (c) special legal counsel selected either by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding or, if a quorum can not be obtained, by a majority vote of the full Board of Directors (in which directors who are parties may participate); or (d) the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding, may not be voted on the determination.

         No indemnification may be made to or on behalf of a Director, officer, employee or agent (1) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company, except for reasonable expenses incurred in connection with the proceeding if it is determined that the Director has met the relevant standard of conduct, or (2) in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.

Item 7.  Exemption From Registration Claimed.

         No response is required to this Item.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement.

         Exhibit
         Number                 Description of Exhibit
         -------                ----------------------
          4.1            -      Registrant's 1993 Stock Option Plan as Amended and Restated

          4.2            -      Form of Non-qualified Stock Option Agreement

          4.3            -      Form of Incentive Stock Option Agreement

          5.1            -      Opinion of Smith, Gambrell & Russell, LLP

         23.1            -      Consent of Francis & Co., CPAs

         23.2            -      Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1)

         24.1            -      Power of Attorney (contained on the signature page of this Registration
                                Statement)

         Item 9.   Undertakings.

         (a)    The undersigned Registrant will:

                (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

                (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

                (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilkesboro, State of North Carolina, on January 29, 1998.

                                   COMMUNITY BANCSHARES, INC.


                                   By: /s/ Ronald S. Shoemaker
                                       ---------------------------------------
                                        Ronald S. Shoemaker
                                        President and Chief Executive Officer
                                        (Principal Executive, Financial and
                                           Accounting Officer)


         KNOWLEDGE ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald S. Shoemaker and Brent F. Eller and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                               Title                                   Date
               ---------                               -----                                   ----

/s/ Ronald S. Shoemaker                                Director, President and
--------------------------------------                 Chief Executive Officer                 January 29, 1998
    Ronald S. Shoemaker


/s/ Brent F. Eller                                     Director, Secretary and Treasurer       January 29, 1998
--------------------------------------
    Brent F. Eller



/s/ Jack Ray Ferguson                                  Director                                January 29, 1998
--------------------------------------
    Jack Ray Ferguson


                      [SIGNATURES CONTINUED ON NEXT PAGE]

               Signature                               Title                                   Date
               ---------                               -----                                   ----


/s/ Edward F. Greene                                   Director                                January 29, 1998
--------------------------------------
    Edward F. Greene



/s/ Stephen B. Greene                                  Director                                January 29, 1998
--------------------------------------
    Stephen B. Greene



                                                       Director                                January __, 1998
--------------------------------------
    Rebecca Lowe



/s/ Gilbert R. Miller                                  Director                                January 29, 1998
--------------------------------------
    Gilbert R. Miller



/s/ Dwight E. Pardue                                   Director                                January 29, 1998
--------------------------------------
    Dwight E. Pardue



/s/ Robert F. Ricketts, D.D.S.                         Director                                January 29, 1998
--------------------------------------
    Robert F. Ricketts, D.D.S.


/s/ Rebecca Ann Sebastian                              Director                                January 29, 1998
--------------------------------------
    Rebecca Ann Sebastian



/s/ Joe D. Severt                                      Director                                January 29, 1998
--------------------------------------
    Joe D. Severt



/s/ R. Colin Shoemaker                                 Director                                January 29, 1998
--------------------------------------
    R. Colin Shoemaker

                                 EXHIBIT INDEX

     Exhibit
     Number                                  Description of Exhibit
     -------                                 ----------------------
       4.1                       Registrant's 1993 Stock Option Plan as Amended and Restated

       4.2                       Form of Non-qualified Stock Option Agreement

       4.3                       Form of Incentive Stock Option Agreement

       5.1                       Opinion of Smith, Gambrell & Russell, LLP

      23.1                       Consent of Francis & Co., CPAs